UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

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UPEXI, INC.
(Exact name of registrant as specified in its charter)

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Nevada	333-25526	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 N. Rocky Point Drive, Suite 420

Tampa, FL 33607

(Address of Principal Executive Offices) (Zip Code)

(701) 353-5425

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 13, 2024, Upexi, Inc. (the “Company”) (NASDAQ: UPXI) closed a sale transaction in which it sold 100% of the outstanding stock of its wholly owned subsidiary VitaMedica, Inc., a Nevada corporation, to a buyer group consisting of Nutra Products LLC, a Florida limited liability company, MFA Holdings Corp. a Florida corporation, and 1000915944 Ontario Inc. an Ontario, Canada corporation (collectively the “Buyers”) pursuant to the terms of a Stock Purchase Agreement dated June 1, 2024.  MFA Holdings, Corp. is controlled by Allan Marshall, the Company’s CEO and Chairman.

The purchase price in the sale transaction was $6,000,000, of which (i) $4,000,000 was paid in cash at closing, (ii) $1,000,000 is in the form of promissory notes issued by the Buyers to the Company, which promissory notes are payable in full on the 1 year anniversary of issuance, and (iii) $1,000,000 is payable by the Buyers on the 15 month anniversary of the closing, subject to working capital adjustment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of June 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UPEXI, INC.

Dated: June 17, 2024	/s/ Andrew Nostrud
Andrew Norstrud
Chief Financial Officer

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